UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023 (March 2, 2023)

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on October 12, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SS&C Technologies Holdings, Inc. (the “Company”) approved a significant redesign of the Company’s executive compensation program, which the Committee believes will strengthen the Company’s commitment to its pay for performance philosophy and will more closely align certain key components of the program with prevailing market practice among the Company’s compensation peer group. These changes included an overhaul of the Company’s long-term equity incentive program, commencing with annual equity awards granted in 2023, which the Committee believes closely aligns the interests of our executives with long-term shareholder value creation.

On March 2, 2023, the Committee approved the grant of annual equity awards to its named executive officers (“NEOs”) for 2023 under its redesigned long-term equity incentive program, with a total target grant date value as set forth in the table below (the “2023 LTI Awards”), which will be granted (i) 50% in the form of performance stock units (“PSUs”), (ii) 25% in the form of time-based restricted stock units (“RSUs”) and (iii) 25% in the form of time-based stock options. The number of shares underlying the 2023 LTI Awards will be determined by (i) in the case of PSUs and RSUs, dividing 50% and 25%, respectively, of the total target grant date value by the closing price per share of the Company’s common stock on the grant date, rounded up to the next whole share and (ii) in the case of stock options, dividing 25% of the total target grant date value by the fair value per share of the Company’s common stock (using Black-Scholes valuation) on the grant date, rounded up to the next whole share. The Committee has approved the total target grant date values of the long-term incentive awards for each NEO as follows:

Named Executive Officer	Total Target Grant Date Value
William C. Stone Chief Executive Officer	$15,000,000
Rahul Kanwar Chief Operating Officer	$12,000,000
Patrick J. Pedonti Chief Financial Officer	$5,000,000
Jason White Chief Legal Officer	$4,500,000

The portion of the 2023 LTI Awards granted in the form of PSUs may be earned between 0% and 200% of the target number of Shares based on achievement of a three-year adjusted diluted earnings per share growth rate performance goal. The ultimate payout of the PSUs is also subject to a relative total shareholder return (“TSR”) performance modifier, with the ultimate payout level adjusted upwards or downwards 20% (subject to the maximum 200% payout); however, no upward modifier will be applied if the Company’s absolute TSR is negative for the three-year performance period. Any PSUs that are earned based on achievement of the above-described performance goals will cliff-vest on the date of the Committee’s final determination of the satisfaction of such performance goals following the end of the three-year performance period, subject to the NEO’s continued employment through such date.

The portion of the 2023 LTI Awards granted in the form of RSUs will vest in equal annual installments over a three-year period, subject to the NEO’s continued employment through such date. The portion of the 2023 LTI Awards granted in the form of stock options will vest 25% on the first anniversary of the grant date, and 1/36 of the remaining number monthly until the fourth anniversary of the grant date, subject to the NEO’s continued employment through such date.

In the event of a termination of employment by the Company without cause or by the NEO for good reason, in each case within 24 months following a change in control (as such terms are defined in the applicable award agreement), any unvested portion of the award will vest in full (with the performance goal applicable to the PSUs deemed satisfied based on the greater of target and actual performance through the date of the change in control).

For additional details regarding the redesign of our executive compensation program, please see the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 18, 2022.

The foregoing description of the PSUs, RSUs and stock options granted to our NEOs in respect of 2023 is qualified in its entirety by reference to the full text of the applicable form of PSU, RSU or stock option award agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: March 8, 2023	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer